Exhibit 3.114

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

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Address
City State Zip Code

Fee:  $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: Gigliotti Surrey Hill Associates, Inc.

 2.     The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
Summit Square Ctr., Suite 2 G, H, Rte. 413	Langhorne	PA	19047	Bucks Co.

(b) Name of Commercial Registered Office Provider				County
c/o

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Act of 1988

4. The date of its incorporation: June 24, 2004

5. Check, and if appropriate complete, one of the following:
☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: at Date Hour

6. Check one of the following:
☐ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:
☐ The amendment adopted by the corporation, set forth in full, is as follows

☒ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:
☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 27th day of January, 2006.

Gigliotti Surrey Hill Associates, Inc.
Name of Corporation

Signature

Mark J. Warshauer, Vice President
Title

EXHIBIT A

ARTICLES OF AMENDMENT – DOMESTIC

1.	The name of the corporation is Toll PA III GP Corp.

2.	The address of the corporation’s registered office in this Commonwealth is 250 Gibraltar Road, Horsham, Montgomery County, PA 19044.